Exhibit (h)(15)

AMENDMENT NO. 2 TO TRANSFER AGENCY SERVICES AGREEMENT

This AMENDMENT NO. 2 (the "Amendment") is effective as of September 25, 2017 (“Amendment Effective Date”) between Mirae Asset Discovery Funds, a Statutory Trust organized under the laws of Delaware (the "Trust") and FIS Investor Services, LLC, a Delaware limited liability company; formerly, known as SunGard Investor Services, LLC ("FIS"), and is made to the Transfer Agency Services Agreement dated March 31, 2015, between the Trust and FIS (as successor and assign to Citi Fund Services Ohio, Inc.), as amended (the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. For the avoidance of any doubt, references in the Agreement to "Citi" shall be deemed references to FIS.

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), that consists of 5 separate funds (the "Funds") offered in various classes as of the date hereof;

WHEREAS, FIS performs transfer agency services for the Trust and each investment portfolio of the Trust pursuant to the Agreement;

WHEREAS, FIS and the Trust wish to enter into this Amendment to the Agreement in order to ensure that the Agreement reflects the proper names of the various Funds;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and FIS hereby agree as follows:

1.                                             Funds. As of the Amendment Effective Date, Schedule 5 of the Agreement is hereby deleted in its entirety and replaced with the contents of the attached, Exhibit A.

2.                   Representations and Warranties.

(a)       The Trust represents (i) that it has full power and authority to enter into and perform this Amendment and (ii) that this Amendment will be presented to the Board of Trustees of the Trust (the “Board”) for the Board’s review and approval.

(b)       FIS represents that it has full power and authority to enter into and perform this Amendment.

3.                   Miscellaneous.

(c)       This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Agreement. Except as set forth herein, the Agreement shall remain in full force and effect.

(d)       Each reference to the Agreement in this Amendment and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(e)       Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(f)       This Amendment may be executed in counterparts, each of which shall be an original but all which, taken together, shall constitute one and the same agreement.

* * * * *

Exhibit (h)(15)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Transfer Agency Services Agreement to be duly executed on the day and year set forth below to become effective on the Amendment Effective Date.

FIS Investor Services, LLC	Mirae Asset Discovery Funds

By: /s/ Fred Nadaff	By: /s/ Peter T.C. Lee

Name: Fred Nadaff	Name: Peter T.C. Lee

Title: COO	Title: President & Trustee

Date: 9/28/17	Date: 9/26/17

Exhibit (h)(15)

EXHIBIT A

SCHEDULE 5

TO THE TRANSFER AGENCY AGREEMENT BETWEEN

MIRAE ASSET DISCOVERY FUNDS AND

FIS INVESTOR SERVICES, LLC

Emerging Markets Fund

Emerging Markets Great Consumer Fund

Asia Fund

Asia Great Consumer Fund

Emerging Markets Corporate Debt Fund

3